Exhibit 10.5

ACCESSION LETTER
by way of a Deed
dated 25 January 2006

from

MURRAY INTERNATIONAL METALS PTE LIMITED

and

PIPE ACQUISITION LIMITED

To

111E GOVERNOR AND COMPANY OF THE BANK OF
SCOTLAND

re:
PROJECT PIPE

To:          The Governor and Company of the Bank of Scotland as Agent

From:      Murray International Metals Pte Limited (“MIM PTE”)

31 Tuas View Close

Singapore 637469; and

Pipe Acquisition Limited (“PAL”)

160 Queen Victoria Street

London

EC4V 4QQ

Dear Sirs

Murray International Metals Limited - £27,000,000 Revolving Credit Facility Agreement dated 16 December 2005 (the “Facility Agreement”)

1.             We refer to the Facility Agreement. This is an Accession Letter by way of a deed. Terms defined in the Facility Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.             In consideration of the Lenders making available or continuing to make available the Facility, MIM PTE agrees to become an Additional Guarantor with effect from the date of this Accession Letter and as such Additional Guarantor pursuant to Clause 30.4 (Additional Guarantors) of the Facility Agreement agreed to and shall be bound by the terms of the Facility Agreement. MIM PTE is a company duly incorporated under the laws of Singapore and is a limited liability company and registered number 200201097M.

3.             MIM PTE’s administrative details are as follows:

Address:	31 Tuas View Close, Singapore 637469

Fax No.:	+65 6223 3336

Attention:	Mr. Michael Craig

4.             This Accession Letter is governed by English law.

5.             This Accession Letter is executed by way of a Deed this 25 January 2006

The COMMON SEAL of MURRAY INTERNATIONAL	)
METALS PTE LIMITED was hereunto affixed in the	)
presence of :	)

Director MICHAEL CRAIG

Director / Secretary K A COCKBURN

EXECUTED and DELIVERED as a DEED by	)
PIPE ACQUISITION LIMITED acting by:	)

Director DAVID KEMP

Director DAVID KEMP